Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Pacific Ethanol, Inc. of our report dated March 31, 2014, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Pacific Ethanol, Inc. for the year ended December 31, 2013.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ HEIN & ASSOCIATES LLP

Irvine, California

April 2, 2014